UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Carillon Series Trust
(Exact name of registrant as specified in its charter)

Delaware	See List Below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

880 Carillon Parkway, St. Petersburg, FL	33716
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Shares of beneficial interest, no par value per share	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [ X ]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [     ]
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [     ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:033-57986
Securities to be registered pursuant to Section 12(g) of the Act:  Not applicable.
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INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest, no par value per share, of the RJ Eagle Municipal Income ETF, RJ Eagle Vertical Income ETF and RJ Eagle GCM Dividend Select Income ETF (each, a “Fund” and collectively, the “Funds”), each a series of Carillon Series Trust (the “Trust”), registered hereunder, is as set forth in Post-Effective Amendment No. 123 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 033-57986; 811-07470), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 12, 2025 (Accession No. 0001193125-25-202000), as supplemented in a filing with the SEC on September 19, 2025 (Accession No. 0001193125-25-209261), which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC is hereby also incorporated by reference herein.
The Funds’ I.R.S. Employer Identification Numbers are as follows:
Title of Class of Securities to be Registered	I.R.S. Employer Identification Numbers

RJ Eagle Municipal Income ETF	33-3557486
RJ Eagle Vertical Income ETF	33-3535837
RJ Eagle GCM Dividend Select Income ETF	33-3581759

Item 2. Exhibits.
The Trust’s Certificate of Trust, dated May 5, 2017, is incorporated by reference to Exhibit (a)(i) to Post-Effective Amendment No. 88 to the Trust’s Registration Statement on Form N-1A (File Nos. 033-57986; 811-07470), as filed with the SEC on June 30, 2017.
The Trust’s Amended and Restated Agreement and Declaration of Trust, dated August 16, 2024, is incorporated by reference to Exhibit (a)(ii) to Post-Effective Amendment No. 114 to the Trust’s Registration Statement on Form N-1A (File Nos. 033-57986; 811-07470), as filed with the SEC on January 14, 2025.
The Trust’s Amended and Restated By-Laws, dated August 16, 2024, is incorporated by reference to Exhibit (b) to Post-Effective Amendment No. 114 to the Trust’s Registration Statement on Form N-1A (File Nos. 033-57986; 811-07470), as filed with the SEC on January 14, 2025.

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SIGNATURE
Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Carillon Series Trust

Date: September 29, 2025

By:	/s/ Susan L. Walzer
Name:	Susan L. Walzer
Title:	President and Principal Executive Officer

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